UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               H & H IMPORTS, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


    FLORIDA                        333-150419                     80-0149096
    -------                        ----------                     ----------
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)


                              7220 N.W. 7TH STREET
                              PLANTATION, FL 33317
                                  954-792-0067
                              --------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               __________________


                               FRANCIS A. REBELLO
                              7220 N.W. 7TH STREET
                              PLANTATION, FL 33317
                                  954-792-0067
                              --------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               __________________


                                   COPIES TO:

                              JOEL BERNSTEIN, ESQ.
                        2666 TIGERTAIL AVENUE, SUITE 104
                                 MIAMI, FL 33133
                                  305-858-7300
                                FAX: 786-513-8522

                               __________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting company [X]

The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on April 24, 2008

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.


DEREGISTRATION OF SECURITIES

The offering set forth in this registration statement has been terminated. 4,125 shares of series A convertible preferred stock and 412,500 shares of common stock were sold in the offering. The registrant is filing this post-effective amendment to remove from registration the shares of series A convertible preferred stock and common stock which were registered but not sold in the offering.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, State of Florida on January 14, 2009.


                                        H & H IMPORTS, INC.

                                        By: /s/ Francis A. Rebello
                                        --------------------------
                                        Francis A. Rebello
                                        President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


      Signature                         Title                        Date
      ---------                         -----                        ----

/s/ Francis A. Rebello    President (principal executive        January 14, 2009
----------------------    officer and principal accounting
Francis A. Rebello        and financial officer) and director


/s/ Michael H. Jordan     Director                              January 14, 2009
---------------------
Michael H. Jordan


/s/ Melissa Frantz        Director                              January 14, 2009
------------------
Melissa Frantz


/s/ Pamela P. Rabin       Director                              January 14, 2009
-------------------
Pamela P. Rabin


/s/ Todd Rowley           Director                              January 14, 2009
---------------
Todd Rowley

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